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                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         WHEREAS, Thomas M. O'Flynn (the "Executive") entered into an Employment Agreement ("Agreement") with Public Service Enterprise Group Incorporated, a New Jersey Corporation ("Enterprise"), dated as of April 18, 2001, covering the Executive's services as Executive Vice President and Chief Financial of Enterprise, and

         WHEREAS, the terms of such Agreement include the grant to Executive of certain restricted stock award grants, and

         WHEREAS, Enterprise and the Executive wish to provide the Executive with the option to defer receipt of the stock subject to the restricted stock award grants;

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, Enterprise and the Executive hereby agree to amend the Employment Agreement to add the following as a new subsection 3(d)(i)(I):

                           (I) Notwithstanding the foregoing provisions of
                  Subsection 3(d)(i), the Executive may elect to defer the delivery of any Annual Award that vests under Section 3(d)(i)(B), provided that the Executive's election is made before January 1 of the year in which the Annual Award vests, in accordance with the terms and conditions imposed by the Company. In the event of such election, the shares of deferred Company Stock shall be issued in the name of a trustee selected by the Company, and the provisions of Subsection 3(d)(i)(E) shall continue to apply to the shares of Stock held by such trustee. If the Executive defers delivery of the Annual Award beyond the vesting date under Subsection 3(d)(i)(B), the Executive shall not be deemed to


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                  have, by virtue of his deferral agreement or the
                  establishment of a trust, any claim on any specific assets of the Company or to the assets of such trust, and shall have no rights other than as a general unsecured creditor of the Company with respect to such deferred Annual Award. Subject to the terms of the trust instrument, the trustee holding a deferred Stock Award shall have all of the rights of a stockholder with respect to the shares of the Annual Award issued in its name, including the right to vote the shares, to receive dividends and other distributions thereon and to participate in any change in capitalization of Enterprise.

                           In the event of any Change in Control or change in
                  capitalization resulting in the issuance of additional or different shares to the trustee during the term of the deferral, such shares shall be subject to the same terms, conditions and restrictions as the shares in respect to which they are issued. If the trustee elects to reinvest dividends on shares of Stock held in the Trust, or if the trustee shall receive rights or warrants in respect to any shares of the Stock, the shares acquired by dividend reinvestment or through the exercise of rights shall also be subject to the same terms, conditions and restrictions to the shares with respect to which they are issued, unless otherwise provided in the trust agreement.


                                  Ratification
                                  ------------


         All of the provisions of the Employment Agreement not hereby expressly modified are hereby ratified and affirmed. Adopted this 21st day of December, 2001.

                                      --------------------------------
                                      Thomas M. O'Flynn

                                      PUBLIC SERVICE ENTERPRISE GROUP
                                      INCORPORATED

                                      By
                                        -------------------------------
                                      R. Edwin Selover
                                      Vice President and General Counsel



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